SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant                                                |X|

Filed by a Party other than the Registrant                             |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2)
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240-14a-11(c) or ss.240-14a-12

                        1838 Bond-Debenture Trading Fund
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5)   Total fee paid:

     ---------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     3)   Filing Party:

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     4)   Date Filed:

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

                              SUMMARY OF PROPOSAL 2

Q.   WHY IS A SHAREHOLDER VOTE NECESSARY?

A. The Investment Company Act of 1940, as amended, requires a shareholder vote on an investment management agreement whenever there is a change in control of an investment advisor. The proposed merger between 1838 Investment Advisors, Inc., the parent company of 1838 Investment Advisors, L.P., your Fund's investment advisor, and MBIA, Inc. will result in a change of control of the investment advisor and, therefore, requires a shareholder vote on a new investment management agreement.

Q.   WILL THE INVESTMENT MANAGEMENT FEES BE THE SAME?

A. Yes, under the terms of the proposed investment management agreement, the investment management fees paid by your Fund will remain the same.

Q.   HOW WILL THE MERGER AFFECT THE FUND, OR ME AS A FUND SHAREHOLDER?

A. Your Fund and its investment objectives and policies will not change. You will still own the same shares in the same Fund. Upon the close of the merger, the investment manager for each Fund will be 1838 Investment Advisors, Inc., the corporate successor to 1838 Investment Advisors, L.P., as a wholly-owned subsidiary of MBIA, Inc.

Q. WHO IS PAYING THE COSTS ASSOCIATED WITH THE MERGER, THE SHAREHOLDER MEETING AND THIS PROXY SOLICITATION?

A. 1838 Investment Advisors, Inc. will bear the costs associated with consideration of the proposed merger, and 1838 Investment Advisors, Inc. and the Fund will share the costs of the Annual Meeting of Shareholders and the proxy solicitation.

Q.   HOW DO THE BOARD OF DIRECTORS OF MY FUND SUGGEST THAT I VOTE?

A. After careful consideration, the Board of Directors of your Fund, including the independent Directors, unanimously recommend that you vote "FOR" all the items on the enclosed proxy card.

                       PLEASE VOTE THE ENCLOSED PROXY CARD
                             YOUR VOTE IS IMPORTANT

                        1838 BOND-DEBENTURE TRADING FUND

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 22, 1998

                            -------------------------

                                                            Radnor, Pennsylvania
                                                                    July 7, 1998

TO THE SHAREHOLDERS OF
     1838 BOND-DEBENTURE TRADING FUND:

     The Annual Meeting of Shareholders of 1838 Bond-Debenture Trading Fund (the "Fund") will be held on July 22, 1998 at 2:00 p.m. Eastern Time, at the Fund's executive offices, Five Radnor Corporate Center, Suite 320, 100 Matsonford Road, Radnor, Pennsylvania, 19087, for the following purposes:

          (1)  the election of four directors;

          (2) to approve or disapprove a new Investment Advisory Agreement between 1838 Investment Advisors, Inc. and the Fund.

          (3) to ratify or reject the selection of independent accountants made by the Board of Directors for the fiscal year ending March 31, 1999;

          (4) to transact such other business as may properly come before the meeting and any adjournments thereof.

     The subjects referred to above are discussed in detail in the Proxy Statement attached to this notice. Each shareholder is invited to attend the Annual Meeting of Shareholders in person. Shareholders of record at the close of business on June 15, 1998 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign, and promptly return the enclosed proxy in order that the meeting can be held without additional expense and a maximum number of shares may be voted.

                               ANNA M. BENCROWSKY
                                    Secretary

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
             NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND AND TO 1838 INVESTMENT ADVISORS, INC. OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.
--------------------------------------------------------------------------------

                        1838 BOND-DEBENTURE TRADING FUND
FIVE  RADNOR  CORPORATE  CENTER,   SUITE  320,  100  MATSONFORD  ROAD,   RADNOR,
PENNSYLVANIA 19087

                                 PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 22, 1998

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of 1838 Bond-Debenture Trading Fund (the "Fund") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Five Radnor Corporate Center, Suite 320, 100 Matsonford Road, Radnor, Pennsylvania 19087, on July 22, 1998 at 2:00 p.m. Eastern Time. Proxies may be solicited by mail, telephone, telegraph and personal interview. The Fund has also requested brokers, dealers, banks or voting trustees, or their nominees to forward proxy material to the beneficial owners of stock of record. The enclosed proxy is revocable by you at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the meeting. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the meeting and vote your shares in person. The cost of soliciting proxies will be paid by 1838 Investment Advisors, Inc. and the Fund. This statement is expected to be distributed to shareholders on or about July 7, 1998.

     THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED OR, IN THE ABSENCE OF SUCH DIRECTION, FOR ALL OF THE NOMINATED DIRECTORS, FOR THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT, FOR THE RATIFICATION OF THE SELECTION OF THE FUND'S INDEPENDENT ACCOUNTANTS AND TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

     On June 15, 1998, the date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournment thereof, there were issued and outstanding 3,673,258 shares of Common Stock of the Fund, each entitled to one vote, constituting all of the Fund's then outstanding securities.

     A majority of the Fund's outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present, a plurality of all votes cast at the meeting is sufficient for the election of Directors (Proposal 1), which means that the candidates receiving the highest number of shares shall be elected. The affirmative vote of more than 50% of the shares voted at the Annual Meeting, assuming a quorum is present, is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants of the Fund (Proposal 3). The vote of the holders of a "majority of the outstanding securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), represented at the meeting in person or by proxy, is required for approval of the new Investment Advisory Agreement (Proposal 2) ("1940 Act Majority Vote"). A 1940 Act Majority Vote means the vote of (a) at least 67% of the shares of the Fund present in person or by proxy, if more than 50% of the shares of the Fund are represented at the meeting, or (b) more than 50% of the outstanding shares of the Fund, whichever is less. Abstentions and broker non-votes will not be counted for or against any proposal to which they relate, but will be counted for purposes of determining whether a quorum is present.

THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED MARCH 31, 1998 TO ANY SHAREHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE IN WRITING TO THE FUND AT THE ADDRESS SET FORTH ABOVE OR BY CALLING THE FUND AT 1-800-884-1838.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Four directors are to be elected at the Annual Meeting as the entire Board of Directors, to hold office until the next annual meeting and until their successors shall have been elected and shall have qualified. A condition to the consummation of the proposed merger (the "Merger") between 1838 Investment Advisors, Inc. (the parent company of 1838 Investment Advisors, L.P., the Fund's investment adviser) and MBIA, Inc. (see Proposal 2 for detail of the Merger) is that the Fund's Board of Directors must be restructured to comply with Section 15(f) of the 1940 Act. Pursuant to Section 15(f), for a period of three years after the Merger, at least 75% of the members of the Board of the Fund may not be "interested persons" (as defined in the 1940 Act) of 1838 Investment Advisors, Inc., 1838 Investment Advisors, L.P. or MBIA, Inc. At a meeting held on June 3, 1998, the Board of Directors of the Fund, including a majority of the independent Directors, voted to reduce the size of the Board of Directors to four members. Messrs. John H. Donaldson and John J. McElroy, both of whom are "interested" Directors, will resign from the Board effective July 22, 1998. Consequently, if the four nominees named below are elected as Directors of the Fund, the composition of the Board will be in compliance with Section 15(f).Messrs. J. Donaldson and John J. McElroy, III are not standing for re-election to the Board of Directors. Mr. Donaldson, however, will continue to act as President of the Fund.

     If authority is granted on the accompanying proxy to vote in the election of directors, it is the intention of the persons named in the proxy to vote at the Annual Meeting for the election of the nominees named below, each of whom has consented to being named in this proxy statement and to serve if elected. If any of the nominees is unavailable to serve for any reason, the persons named as proxies will vote for such other nominee or nominees nominated by the independent Directors. The Fund currently knows of no reason why any of the nominees listed below would be unable or unwilling to serve if elected. All of the nominees are currently directors of the Fund, whose term expires on the date of the Annual Meeting or when their successors are elected and qualify.

     Certain information regarding each of the nominees as well as the current directors and executive officers of the Fund is set forth below.

NOMINEES FOR DIRECTORS

                                                                            YEAR FIRST     SHARES OWNED      PERCENT OWNED
 NAME AND POSITION          PRINCIPAL OCCUPATION                              BECAME     BENEFICIALLY****    BENEFICIALLY
     WITH FUND                FOR PAST 5 YEARS                     AGE       DIRECTOR      JUNE 15, 1998     JUNE 15, 1998
     ---------                ----------------                     ---       --------      -------------     -------------
 W. Thacher Brown*      President and Director of 1838              50         1988            4,000            ****
     Director           Investment Advisors, Inc., an
                        employee of 1838 Investment
                        Advisors, L.P. and Director of Airgas
                        Inc. and Harleysville Mutual
                        Insurance Company; President,
                        Chairman and Trustee of 1838
                        Investment Advisors Funds; Chartered
                        Financial Analyst.

John Gilray Christy     Chairman of Chestnut Capital                65         1983            3,750            ****
     Director           Corporation; Director of Echo Bay
                        Mines, Ltd., Vector Security, Inc.,
                        The Philadelphia Contributorship for
                        the Insurance of Houses from Loss by
                        Fire and Chairman of Foreign Policy
                        Research Institute; Former Chairman
                        of the Board and Chief Executive
                        Officer of IU International
                        Corporation.

 Morris Lloyd, Jr.      Former Director, President, Treasurer       60         1989              162            ****
     Director           and Chief Executive Officer of The
                        Philadelphia Contributionship for the
                        Insurance of Houses from Loss by
                        Fire; Former Director, Chairman and
                        Chief Executive Officer of Vector
                        Security, Inc.; Former Director and
                        Chairman of Franklin Agency, Inc.;
                        Regional Director, Trinity College.

 J. Lawrence Shane      Chairman of the Board of Managers           63         1974              507            ****
     Director           of Swarthmore College; Former Vice
                        Chairman of Scott Paper Company;
                        Former Director of CoreStates Bank,
                        N.A.

CURRENT DIRECTORS AND OFFICERS

                                                                                 PRINCIPAL                  SHARES OWNED
                                                                                 OCCUPATION                BENEFICIALLY****
        NAME              POSITION WITH FUND      AGE      POSITION SINCE       OR EMPLOYMENT                JUNE 15, 1998
        ----              ------------------      ---      --------------       -------------                -------------
  W. Thacher Brown*          Director              50            1988        See "Nominees for                See page 3
                                                                             Directors"

  John Gilray Christy        Director              65            1983        See "Nominees for                See page 3
                                                                             Directors"

                                        3

 John H. Donaldson**         President and         44            1990        President of the Fund and        1,185
                             Director                            1991        an employee of 1838
                                                                             Investment Advisors, L.P.;
                                                                             Former Director and
                                                                             Secretary of Financial
                                                                             Analysts of Philadelphia
                                                                             Inc.; Chartered Financial
                                                                             Analyst

  Morris Lloyd, Jr.          Director              60            1989        See "Nominees for                See Page 3
                                                                             Directors"

John J. McElroy, III*        Director              67            1971***     Treasurer and Director of        4,000
                                                                             1838 Investment Advisors,
                                                                             Inc. and an employee of
                                                                             1838 Investment Advisors,
                                                                             L.P.

  J. Lawrence Shane          Director              63            1974        See "Nominees for                See Page 4
                                                                             Directors"

 Anna M. Bencrowsky          Vice President        47            1990        Director, Investment               250
                             and Secretary                       1988        Advisory and Mutual Funds
                                                                             Operations, 1838
                                                                             Investment Advisors, L.P.;
                                                                             Vice President, Treasurer
                                                                             and Secretary of the 1838
                                                                             Investment Advisors Funds.

    Marcia Zercoe            Vice President        38            1996        Principal - Head of Fixed            0
                                                                             Income, 1838 Investment
                                                                             Advisors, L.P.; 9/94 - 11/95
                                                                             - Vice President - Head of
                                                                             Fixed Income, FNB
                                                                             Maryland; 9/88 - 9/94 -
                                                                             Vice President - Head of
                                                                             Fixed Income, Provident
                                                                             Capital Management,
                                                                             Philadelphia

------------------

     *    An "interested  person" (as defined in the  Investment  Company Act of
          1940) of the Fund because he is an officer, director and owns shares of the general partner of the Fund's investment adviser, is an employee of the Fund's investment adviser and is a director of the Fund.

     **   An "interested  person" (as defined in the  Investment  Company Act of
          1940) of the Fund because he owns shares of the general partner of the Fund's investment adviser, is an employee of the Fund's investment adviser and is an officer and director of the Fund.

     *** Mr. McElroy resigned as a director of the Fund in 1983 and was re-elected as a director of the Fund in 1988.

     **** Shares owned beneficially by the directors and executive officers as a group amounted to less than 1% of the Fund's outstanding shares. Of Mr. Christy's 3,750 shares, 3,500 are owned by his wife. Of Mr. Donaldson's 1,185 shares, 885 shares are held by his wife for the benefit of their minor child.

     The Board of Directors of the Fund held 5 regular meetings during the Fund's fiscal year ended March 31, 1998. Each of the directors attended all meetings of the Board of Directors and each committee of which he was a member. The Audit Committee of the Board currently consists of Messrs. Christy, Lloyd and Shane, none of whom is an "interested person" of the Fund. The Audit Committee reviews the scope of the audit by the Fund's independent accountants, confers with the accountants with respect to the audit and the internal accounting controls of the Fund and with respect to such other matters as may be important to an evaluation of the audit and the financial statements of the Fund, and makes recommendations with respect to the selection of accountants for the Fund. The Audit Committee met once during the fiscal year ended March 31, 1998. The Board does not at present have a nominating or compensation committee. The Fund pays those directors who are not "interested persons" of the Fund $1,500 per quarter in addition to $500 for each meeting of the Board and $500 for each committee meeting, if held separately, attended by him, plus reimbursement for expenses. Such fees totaled $27,000 for the fiscal year ended March 31, 1998.

     As of June 15, 1998, directors and executive officers (8 persons) beneficially owned an aggregate of less than 1% of the Fund's outstanding shares on that date.

     The aggregate compensation paid by the Fund to each of its directors serving during the fiscal year ended March 31, 1998 is set forth in the compensation table below. Mr. W. Thacher Brown serves on the Board of the Fund and on the Board of 1838 Investment Advisors Funds, a registered investment company advised by 1838 Investment Advisors, L.P. (collectively, the "Fund Complex"). Mr. Brown receives no direct compensation for his services on either Board. None of the other directors serves on the Board of any other registered investment company to which the Fund's investment adviser or an affiliated person of the Fund's investment adviser provides investment advisory services.

                                                                           TOTAL COMPENSATION    NUMBERS OF FUNDS
                                 AGGREGATE        PENSION OR RETIREMENT    FROM FUND AND FUND     IN FUND COMPLEX
      NAME OF PERSON AND       COMPENSATION         BENEFITS ACCRUED         COMPLEX PAID TO       ON WHICH EACH
      POSITION WITH FUND       FROM THE FUND    AS PART OF FUND EXPENSES        DIRECTORS         DIRECTOR SERVES
      ------------------       -------------    ------------------------        ---------         ---------------
W. Thacher Brown*
   Director                       $     0                  $0                    $     0                 3

John Gilray Christy
   Director                       $ 9,000                  $0                    $ 9,000                 1

John H. Donaldson*
   President and Director         $     0                  $0                    $     0                 1

Morris Lloyd, Jr.
   Director                       $ 9,000                  $0                    $ 9,000                 1

John J. McElroy, III*
   Director                       $     0                  $0                    $     0                 1

J. Lawrence Shane
   Director                       $ 9,000                  $0                    $ 9,000                 1

* "Interested person" of the Fund as defined by Section 2(a)(19) of the Investment Company Act of 1940.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

                                 PROPOSAL NO. 2

                   APPROVAL OF INVESTMENT ADVISORY AGREEMENTS

     Shareholders of the Fund are being asked to approve a new investment advisory agreement ("New Agreement") between 1838 Investment Advisors Inc. ("1838 Inc.") and the Fund.

     The reason that shareholders are being asked to approve the New Agreement is that 1838 Inc. plans to merge with MBIA, Inc. ("MBIA") in a transaction (the "Merger") that will result in a change of control of 1838 Inc., the parent company of 1838 Investment Advisors, L.P. ("1838 L.P.") Under the 1940 Act, such change of control would be deemed to cause the assignment of 1838 L.P.'s current investment advisory agreement (the "Existing Agreement") with the Fund, resulting in its automatic termination. Once the Existing Agreement has terminated, the New Agreement between the Fund and 1838 Inc., the corporate successor to 1838 L.P., must be submitted to the Fund's shareholders for their approval.

     The following summary provides information about 1838 Inc. and 1838 L.P., MBIA and the Merger, as well as the Existing Agreement and the New Agreement.

INFORMATION CONCERNING 1838 INC. AND 1838 L.P.

     1838 Inc. is a Delaware corporation whose sole business activity is the management and holding of its partnership interest in 1838 L.P. 1838 L.P. is a Delaware limited partnership and is an investment adviser registered under the Investment Adviser's Act of 1940. MeesPierson Capital Management, Inc. held a 24.9% limited partnership interest in 1838 L.P. until May 15, 1998, when it redeemed its interest and withdrew as limited partner. At present, 1838 Inc. holds a 99.33% partnership interest in 1838 L.P., and W. Thacher Brown, Director of the Fund, holds a 0.67% partnership interest in 1838 L.P. Both 1838 Inc. and 1838 L.P. have offices at Five Radnor Corporate Center, Suite 320, 100 Matsonford Road, Radnor, Pennsylvania 19087.

     Each officer or director of the Fund who is also an officer, director, employee, general partner and/or a shareholder of 1838 L.P. is listed as follows:

     NAME & POSITION WITH THE FUND       POSITION WITH 1838 L.P.
     -----------------------------       -----------------------

     W. THACHER BROWN                    President, Chief Executive
     Director                            Officer and Partner

     JOHN H. DONALDSON                   Principal and Portfolio Manager
     Director, Chairman and President

     JOHN J. MCELROY, III                Principal and Portfolio Manager
     Director

     MARCIA ZERCOE                       Principal and Portfolio Manager
     Vice President

     ANNA M. BENCROWSKY                  Director, Investment Advisory
     Vice President and Secretary        and Mutual Funds Operations

INFORMATION CONCERNING MBIA AND THE MERGER

     MBIA is a Connecticut corporation with principal offices at 113 King Street, Armonk, New York 10504. MBIA is a reporting company under the Securities Exchange Act of 1934. MBIA's common stock is listed on the New York Stock Exchange under the symbol "MBI."

     MBIA Inc., through its wholly-owned subsidiary, MBIA Insurance Corporation, is an insurer of municipal bonds and structured finance transactions. MBIA also is a provider of investment management services to the public sector. The name, address and principal occupation of the principal executive officers and directors of MBIA are as follows:

NAME AND ADDRESS                     POSITION WITH MBIA            PRINCIPAL OCCUPATION
----------------                     ------------------            --------------------
JOSEPH W. BROWN, JR.                 Director                      Director of Insurance Entity
Talegen Holdings, Inc.
Seattle, Washington

DAVID C. CLAPP                       Director                      Investment Banker
The Goldman Sachs Group, L.P.
New York, New York

DAVID H. ELLIOTT                     Chairman and Chief            Business Executive
MBIA Inc.                            Executive Officer
Armonk, New York

CLAIRE L. GAUDIANI                   Director                      College President
Connecticut College
New London, Connecticut

WILLIAM H. GRAY, III                 Director                      Executive of Non-Profit
United Negro College Fund, Inc.                                    Entity
Fairfax, Virginia

FREDA S. JOHNSON                     Director                      Executive of Municipal
Government Finance                                                 Finance Entity
Associates, Inc.
New York, New York

                                        7

NAME AND ADDRESS                     POSITION WITH MBIA            PRINCIPAL OCCUPATION
----------------                     ------------------            --------------------
DANIEL P. KEARNEY                    Director                      Former Executive of
Retired                                                            Insurance Entity
Hartford, Connecticut

JAMES A. LEBENTHAL                   Director                      Executive of Broker/Dealer
Lebenthal & Co., Inc.                                              Entity
New York, New York

PIERRE-HENRI RICHARD                 Director                      Executive of Foreign Banking
Credit Local deFrance                                              Entity
Paris, France

JOHN A. ROLLS                        Director                      Business Executive
Thermion Systems International
Stamford, Connecticut

RICHARD L. WEILL                     Vice Chairman                 Business Executive
MBIA Inc.                            President
MBIA Insurance Corp.
Armonk, New York

NEIL G. BUDNICK                      President, Public and         Business Executive
MBIA Inc.                            Corporate Finance
Armonk, New York

JOHN B. CAOUETTE                     President, Structured         Business Executive
MBIA Inc.                            Finance
Armonk, New York

GARY C. DUNTON                       Chief Investment Officer,     Business Executive;
MBIA Inc.                            President, Investment         Investment Manager
Armonk, New York                     Management and
                                     Financial Services
                                     Division

LOUIS G. LENZI                       General Counsel and           Attorney
MBIA Inc.                            Secretary
Armonk, New York

KEVIN D. SILVA                       Senior Vice President         Business Executive
MBIA Inc.
Armonk, New York

                                        8

NAME AND ADDRESS                     POSITION WITH MBIA            PRINCIPAL OCCUPATION
----------------                     ------------------            --------------------
JULIETTE S. TEHRANI                  Executive Vice President,     Business Executive
MBIA Inc.                            Chief Financial Officer
Armonk, New York                     and Treasurer

     Pursuant to an Agreement and Plan of Merger dated June 19, 1998 ("Agreement"), 1838 Inc. will merge with MBIA through a stock swap. Pursuant to the Agreement, MBIA will issue shares of MBIA in exchange for shares of 1838 Inc. The terms of the Agreement generally provide for an exchange of 2.134 shares of MBIA common stock for each share of 1838 Inc. common stock issued and outstanding. The following Directors of the Fund own shares of 1838 Inc. and therefore shall receive MBIA common stock in exchange for their 1838 Inc. shares pursuant to the Agreement: W. Thacher Brown (owns 208,300 shares, or approximately 36% of the outstanding shares of 1838 Inc.); John H. Donaldson (owns 13,500 shares, or approximately 2.3% of the outstanding shares of 1838 Inc.) and John J. McElroy, III (owns 80,200 shares, or approximately 13.9% of the outstanding shares of 1838 Inc.). Additionally, according to the terms of the Agreement, Mr. Brown will enter into an employment agreement with 1838 Inc.

     After the Merger, MBIA plans to collapse 1838 L.P. into 1838 Inc., with 1838 Inc. being the corporate successor to 1838 L.P. Following consummation of the Merger (which is expected to occur on July 31, 1998), 1838 Inc. will be a wholly-owned subsidiary of MBIA. MBIA plans to create a new holding company called MBIA Asset Management Corporation, which will hold all the asset management subsidiaries of MBIA, including 1838 Inc. W. Thacher Brown is expected to be appointed President of MBIA Asset Management Corporation.

     Although the Merger will result in a change of control of 1838 Inc., and therefore, 1838 L.P., it is expected that 1838 Inc., the corporate successor to 1838 L.P., will continue to operate as 1838 L.P. currently operates. The investment philosophy and procedures of 1838 L.P. will not change following the Merger, nor will the current investment personnel. Also, the day-to-day portfolio managers of the Fund will remain the same following the Merger. 1838 L.P., and therefore the Fund, should benefit from the Merger because they will have access to the personnel and resources of MBIA.

     After completion of the Merger, the principal executive officers and directors of 1838 Inc. and its parent, MBIA, will be the same as listed above, except that W. Thacher Brown will become a principal executive officer as President of MBIA Asset Management Corporation.

INFORMATION CONCERNING THE EXISTING AGREEMENT

     Subject to the supervision of the Board, 1838 L.P. provides portfolio management, research and analysis, advice and recommendations with respect to the purchase and sale of securities for the Fund pursuant to the Existing Agreement between the Fund and 1838 L.P., dated July 20, 1988. 1838 L.P. also maintains certain books and records in connection with its services to the Trust.

     The Existing Agreement provides that all costs and expenses not expressly assumed by 1838 L.P. under the Agreement shall be paid by the Fund, including, but not limited to, the Fund's operating expenses, including taxes, interest charges, fees of its attorneys, independent accountants, custodians, transfer agents and registrars, independent Directors' fees, out-of-pocket costs, if any, incurred in obtaining prices of portfolio securities and costs incurred in preparing shareholder reports and proxy materials. The Fund also pays brokerage commissions on its portfolio transactions.

     Pursuant to the Existing Agreement, 1838 L.P. is entitled to be paid by the Fund on the last day of each month on which the New York Stock Exchange is open for trading, a fee at the rate of 5/96 of 1% of the first $40 million of the net asset value of the Fund on such day and 1/24 of 1% of the net asset value of the Fund on such day in excess of $40 million. For the fiscal year ended March 31, 1998, the Fund paid $446,510 to 1838 L.P. for its services, which amounts to 0.56% of the Fund's average net assets.

     1838 L.P. is not liable for any error of judgment or mistake of law for any loss suffered by the Fund in rendering services under the Existing Agreement except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from the reckless disregard by it of its obligations and duties under the Existing Agreement.

     The Existing Agreement was approved for a two year period by the initial shareholders of the Fund, was last approved by shareholders at an annual meeting of shareholders held on September 28, 1988, and was last approved by the Directors at a meeting held for that purpose on May 7, 1998. The Existing Agreement remains in effect from year to year if specifically approved at least annually by vote of "a majority of the outstanding voting securities" of the Fund, as defined under the Act, or by the Board of Directors and, in either event, by the vote of a majority of the Directors who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for such purpose.

     The Existing Agreement may be terminated at any time, without the payment of any penalty, on 60 days' written notice by 1838 L.P., by the Fund acting pursuant to a resolution adopted by the Board, or by the vote of a majority of the outstanding shares of the Fund. The Existing Agreement provides for its automatic termination upon assignment.

     The Merger will result in a change of control of 1838 L.P. and may be deemed to be an "assignment" (as defined in the 1940 Act) of the Existing Agreement. Such an assignment triggers the automatic termination of the Agreement pursuant to its terms as required under the 1940 Act. Thus, in order for the Fund to continue to receive the investment management services it now receives from 1838 L.P., it is necessary for the Fund, to enter into the New Agreement to become effective after consummation of the Merger. Except for the effective date, termination date and change of corporate structure of 1838 L.P., the New Agreement contains the same terms as the Existing Agreement (see "Information Concerning the New Agreement," below).

     If the New Agreement is not approved by the shareholders of the Fund, the Directors will consider what other action is appropriate based upon the best interests of the shareholders.

INFORMATION CONCERNING THE NEW AGREEMENT

     The terms of the New Agreement are substantially identical to the Existing Agreement, except for a change in the effective and termination dates and change of corporate structure of 1838 L.P. The New Agreement has been rewritten from the Existing Agreement, however, to update the Existing Agreement to show such things as the change in name of the Fund (from Drexel Bond-Debenture Trading
Fund), and to show the change of address of 1838 L.P. A form of the New Agreement is attached to this Proxy Statement as Exhibit A.

     It is anticipated that the New Agreement will be dated as of the effective date of the Merger, which is expected to close on July 31, 1998. The New Agreement will continue in effect for an initial term of two years and may continue thereafter from year to year if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" of the Fund or by the Board of Directors of the Fund and, in either event, by the vote of a majority of the Directors who are not parties to the New Agreement or interested persons of any such party, cast in person at a meeting called for such purpose.

EVALUATION OF THE MERGER AND NEW AGREEMENT BY THE BOARD OF DIRECTORS

     Section 15(f) of the 1940 Act permits, in the context of a change in control of an investment adviser to a registered investment company, the receipt by such adviser, or any of its affiliated persons, of any amount or benefit in connection with a sale of an interest in the adviser, as long as two conditions are satisfied. First, an "unfair burden" (as defined in the 1940 Act) must not be imposed on the investment company as a result of the sale of the interest in the company's adviser. For purposes of Section 15(f), an unfair burden would include any arrangement during a two year period after the sale of such interest whereby the investment adviser, or any interested persons of such adviser, receives or is entitled to receive any compensation from the investment company or its shareholders other than fees for bona fide investment advisory or other services. The second condition of Section 15(f) is that during the three year period after the sale of such interest, at least 75% of the investment company's board of directors must not be "interested persons" of the investment company's adviser or predecessor adviser.

     Management of the Fund is not aware of any circumstances arising from the Merger that might result in the imposition of an "unfair burden" on the Fund. Furthermore, the second condition of Section 15(f), the 75% disinterested director requirement, will be satisfied prior to the closing of the Merger if each nominee for the Board of Directors (Proposal 1) is elected.

     The Board of Directors of the Fund met on June 3, 1998 to consider the Merger and its anticipated effects upon the investment management services that 1838 Inc. currently provides to the Fund. The Board, including a majority of the Directors who are not parties to the investment advisory agreement or interested persons of any such party, voted to recommend the New Agreement to the Fund's shareholders for their approval.

     At the June 3, 1998 meeting, the Directors had the opportunity to question directly representatives of MBIA to determine why MBIA chose to acquire 1838 L.P. and to determine how the Merger will benefit the Fund. MBIA, in acquiring 1838 L.P., is seeking to build its equity management capabilities. MBIA is experienced and active in fixed income management, and expects to realize efficiencies in combining its business with that of 1838 L.P.. The Directors, on behalf of the Fund, considered the structure that 1838 L.P. will be incorporated into following the Merger. As part of the streamlined organization of the MBIA investment management entities, 1838 Inc., as corporate successor to 1838 L.P., will have access to the personnel and resources of MBIA, which should be of benefit to the Fund. In addition, MBIA intends to focus on expanding its external marketing network, which also should benefit the Fund by helping to expand the Fund's asset base to achieve economies of scale.

     The Board of Directors, on behalf of the Fund, requested and reviewed various materials with respect to MBIA and the Merger, including materials furnished by MBIA. These materials included information about MBIA, its personnel, operations and financial condition. MBIA provided its annual report for its fiscal year ended 1997, as well as MBIA's most recent 10-K and 10-Q filings. The Board of Directors also reviewed the terms of the Merger of 1838 L.P. into MBIA, and evaluated the ability of MBIA to provide a stable financial environment for the operation of 1838 Inc., as corporate successor to 1838 L.P., and the Fund.

     In considering the New Agreement, the Directors considered that the terms do not contemplate any change in (i) the management or operations of 1838 Inc., as corporate successor to 1838 L.P., relating to the Fund; (ii) the personnel managing the Fund; or (iii) the fees paid by the Fund to 1838 Inc., as corporate successor to 1838 L.P., for its services. MBIA and 1838 L.P., has informed the Board of Directors that the Merger is not expected to result in any changes to the foregoing and that at present MBIA has no plans or proposals to make any changes in its business or the composition of management or personnel of 1838 Inc., as corporate successor to 1838 L.P., other than as already described herein, or in the fees charged to the Fund. Following the consummation of the Merger, 1838 Inc., as corporate successor to 1838 L.P., is expected to continue to operate in substantially the same manner as 1838 L.P. presently operates. There can be no assurances, however, that changes may not occur. If, after the consummation of the Merger, changes in 1838 Inc., as corporate successor to 1838 L.P., are proposed that might materially affect its services to the Fund, the Board of Directors will consider the effect of those changes and take such action as it deems advisable under the circumstances.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL NO. 2 TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT.

                          RATIFICATION OR REJECTION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 3)

     Coopers & Lybrand L.L.P., 2400 Eleven Penn Center, Philadelphia, Pennsylvania, independent accountants for the Fund, has examined the Fund's financial statements for the fiscal year ended March 31, 1998, and in connection therewith has reported on the financial statements of the Fund, prepared the Fund's tax returns and reviewed certain filings of the Fund with the Securities and Exchange Commission. Coopers & Lybrand L.L.P. has not performed any other services for the Fund. The Audit committee of the Board of Directors met on May 7, 1998 and recommended the selection of Coopers & Lybrand L.L.P. as independent accountants for the Fund for the fiscal year ending March 31, 1999. At a meeting held on May 7, 1998, the Board of Directors, including a majority of those directors who are not "interested persons" of the Fund, after considering the recommendation of the Audit Committee, selected Coopers & Lybrand L.L.P. to act as independent accountants for the Fund for the year ending March 31, 1999. Under the Investment Company Act of 1940, such selection must be submitted to shareholders for ratification or rejection at the Annual Meeting.

     A representative of Coopers & Lybrand L.L.P. is expected to be available by telephone during the course of the meeting and will have the opportunity to respond to appropriate questions from shareholders and to make such statements as desired.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND'S SHAREHOLDERS VOTE "FOR" THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE FUND'S INDEPENDENT ACCOUNTANTS.

                             ADDITIONAL INFORMATION

     Declaration Service Company, 555 North Lane, Suite 6160, Conshohocken, PA 19428, serves as the Fund's administrator.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of June 15, 1998, there were no persons known by the Fund to own beneficially more than 5% of the outstanding voting shares of the Fund, and all directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding voting shares of the Fund.

                              SHAREHOLDER PROPOSALS

     Proposals intended to be presented by shareholders for consideration at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Fund no later than March 24, 1999 in order to be included in the proxy statement for that meeting.

                                  OPEN MATTERS

     The management does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other business should come before the meeting, the proxies will vote thereon in accordance with their best judgment.

                                                      By Order of the Directors,

                                                              Anna M. Bencrowsky
                                                                       Secretary
DATED:  July 7, 1998                            1838 Bond-Debenture Trading Fund

     IF YOU CANNOT ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTERS DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.

                                    EXHIBIT A

                        1838 BOND-DEBENTURE TRADING FUND

                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT, made by and between 1838 BOND-DEBENTURE TRADING FUND, a Delaware corporation (hereinafter called the "Fund"), and 1838 INVESTMENT ADVISORS, INC., a Delaware corporation (hereinafter called the "Investment Adviser").

                              W I T N E S S E T H:

     WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") and engages in the business of investing and reinvesting its assets in securities, and the Investment Adviser is a registered Investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and engages in the business of providing investment management services; and

     WHEREAS, the Fund has selected the Investment Adviser to serve as the investment adviser for the Fund effective as of the date of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

     1. The Fund hereby employs the Investment Adviser to manage the investment and reinvestment of the Fund's assets and to administer its affairs, subject to the direction of the Board of Directors and officers of the Fund for the period and on the terms hereinafter set forth. The Investment Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Adviser shall for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or to represent the Fund in any way, or in any way be deemed an agent of the Fund. The Investment Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Fund and shall record and implement such decisions and shall furnish the Board of Directors of the Fund with such information and reports regarding the Fund's investments as the Investment Adviser deems appropriate or as the Directors of the Fund may reasonably request. Subject to compliance with the requirements of the 1940 Act, the Investment Adviser may retain as a sub-adviser to the Fund, at the Investment Adviser's own expense, any investment adviser registered under the Advisers Act.

     2. The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; and taxes. Officers and employees of the Investment Adviser may be trustees, directors, officers and employees of the funds of which the Investment Adviser serves as investment adviser. Officers and employees of the Investment Adviser who are directors, officers and/or employees of the Fund shall not receive any compensation from the Fund for acting in such dual capacity.

     In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and Investment Adviser may share facilities common to each, with appropriate proration of expenses between them.

     3. (a) The Investment Adviser shall place and execute Fund orders for the purchase and sale of portfolio securities with broker-dealers. Subject to the primary objective of obtaining the best available prices and execution, the Investment Adviser will place orders for the purchase and sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time, including brokers who provide statistical, factual and financial information and services to the Fund, to the Investment Adviser, or to any other fund for which the Investment Adviser provides investment advisory services and/or with broker-dealers who sell shares of the Fund or who sell shares of any other fund for which the Investment Adviser provides investment advisory services. Broker-dealers who sell shares of the funds of which the Investment Adviser is investment adviser, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

          (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Fund, the Investment Adviser is authorized to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Adviser's overall responsibilities with respect to the Fund and to other funds for which the Investment Adviser exercises investment discretion.

     4. As compensation for the services to be rendered to the Fund by the Investment Adviser under the provisions of this Agreement, the Fund shall pay to the Investment Adviser from the Fund's assets on the last day in each month on which the New York Stock Exchange is open for trading, a fee at the rate of 5/96 of 1% of the first $40,000,000 of the net asset value of the Fund on such day and 1/24 of 1% of the net asset value of the Fund on such day in excess of $40,000,000. The net asset value of the Fund shall be defined as the total assets of the Fund, less its liabilities, and shall be determined in accordance with any instructions of the Board of Directors.

     If this Agreement shall become effective subsequent to the first day of the month, or shall terminate before the last day of the month, the Investment Adviser's compensation for such fraction of the month shall be determined by applying the foregoing percentages to the average of the weekly net asset values of the Fund during such fraction of a month (or if none, to the net asset value of the Fund as calculated on the last day of the preceding month on which the New York Stock Exchange was open for trading) and in the proportion that such fraction of a month bears to the entire month.

     If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the

Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     5. The services to be rendered by the Investment Adviser to the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     6. The Investment Adviser, its officers, employees, and agents may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

     7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Investment Adviser to the Fund, the Investment Adviser shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

     8. The Fund agrees that, in the event that the Investment Adviser ceases to be the Fund's investment adviser for any reason, the Fund will (unless the Investment Adviser otherwise agrees in writing) promptly take all necessary steps to propose to the Fund's shareholders at the next regular meeting that the Fund change to a name not including the word "1838." The Fund agrees that the word "1838" in the Fund's name is derived from the name of the Investment Adviser and is the property of the Investment Adviser for copyright and all other purposes and that therefore such word may be freely used by the Investment Adviser as to other investment activities or other investment products.

     9. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Fund. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of the outstanding voting securities of the Fund and by the vote of a majority of Directors of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Investment Adviser of the Fund's intention to do so, pursuant to action by the Board of Directors of the Fund or pursuant to a vote of a majority of the outstanding voting securities of the Fund. The Investment Adviser may terminate this Agreement at any time, without the payment of penalty on sixty days' written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

     10. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

     11. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be affixed and duly attested and their presents to be signed by their duly authorized officers the ___ day of _________ , 1998.

Attest:                                 1838 BOND-DEBENTURE TRADING FUND

                                        By:
------------------------------              -------------------------------
                                            John H. Donaldson
                                            President


Attest:                                 1838 INVESTMENT ADVISORS, INC.

                                        By:
------------------------------              -------------------------------
                                            W. Thacher Brown
                                            President

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       OF 1838 BOND-DEBENTURE TRADING FUND

     The undersigned hereby appoints John H. Donaldson, W. Thacher Brown and John J. McElroy, III, and each of them attorneys, with full powers of substitution and revocation, to attend the Annual Meeting of Shareholders of 1838 Bond-Debenture Trading Fund on July 22, 1998 and any adjournments thereof and thereat to vote all shares which the undersigned would be entitled to vote if personally present, upon the following matters, as set forth in the Notice of Annual Meeting of Shareholders, and upon such other business as may properly come before the meeting or any adjournment thereof.

     If more than one of said attorneys or their respective substitutes shall be present and vote at said meeting or any adjournment thereof, a majority of them so present and voting (or if only one be present and voting, then that one) shall have and exercise all the powers hereby granted. The undersigned revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

     ALL PROXIES WILL BE VOTED, AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS NOTED HEREON.

     IF INSTRUCTIONS ARE NOT GIVEN, THIS PROXY WILL BE TREATED AS GRANTING AUTHORITY TO VOTE IN FAVOR OF THE ELECTION OF ALL OF THE NOMINATED DIRECTORS AND WILL BE VOTED FOR ITEMS 2, 3, AND 4.

     You are encouraged to specify your choices by marking the appropriate boxes below, but you need not mark any box with regard to a particular proposal if you wish to vote FOR such proposal. The Proxies cannot vote your shares unless you sign and return this card.

                        ---------------------------------

|X|  Please mark your
     votes as in this
     example.

1.   Election of                    For all nominees listed   WITHHOLD authority        NOMINEES:  W. Thacher Brown, John
     Directors                      (except as indicated to   to vote for all nominees  Gilray Christy, Morris Lloyd, Jr., and
                                    the contrary below)       listed hereon.            J. Lawrence Shane.
For, except vote withheld from the            |_|                       |_|             INSTRUCTION:  To withhold authority to
following nominee(s):                                                                   vote for any individual nominee, write that
                                                                                        nominee's name in the space provided.
___________________________

2.   Approval of new Imvestment               FOR                     AGAINST                  ABSTAIN
     Advisory Agreement with 1838             |_|                       |_|                      |_|
     Investment Advisors, Inc.

3.   Proposal to ratify the selection         FOR                     AGAINST                  ABSTAIN
     of Coopers & Lybrand LLP as              |_|                       |_|                      |_|
     Independent accountants for the
     Fund for the year ending
     March 31, 1999.

4.   In their discretion, the proxies         FOR                     AGAINST                  ABSTAIN
     are authorized to vote upon              |_|                       |_|                      |_|
     such other business as may
     properly come before the
     meeting.

                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                    ------------------------------------------------------------